Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

•	Link Media Holdings, LLC, a Delaware limited liability company.

•	Link Media Alabama, LLC, an Alabama limited liability company (wholly owned by Link Media Holdings, LLC).

•	Link Media Florida, LLC, a Florida limited liability company (wholly owned by Link Media Holdings, LLC).

•	Link Media Georgia, LLC, a Georgia limited liability company (wholly owned by Link Media Holdings, LLC).

•	Link Media Wisconsin, LLC, a Wisconsin limited liability company (wholly owned by Link Media Holdings, LLC).

•	General Indemnity Group, LLC, a Delaware limited liability company.

•	General Indemnity Direct Insurance Services, LLC, a Delaware limited liability company (wholly owned by General Indemnity Group, LLC).

•	General Indemnity Insurance Company PCC, LLC, a Washington D.C. limited liability company (wholly owned by General Indemnity Group, LLC).

•	The Warnock Agency, Inc., a Georgia corporation (wholly owned by General Indemnity Group, LLC).

•	United Casualty and Surety Insurance Company, a Massachusetts corporation (wholly owned by General Indemnity Group, LLC).